UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2026
Veritone, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5291 California Avenue, Suite 350 Irvine, California	92617
(Address of principal executive offices)	(Zip Code)
(888) 507-1737
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 8, 2026, the management and the audit committee (the “Audit Committee”) of the Board of Directors of Veritone, Inc. (the “Company”), after consideration of the relevant facts and circumstances, determined that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2025 should no longer be relied upon due to the following errors:

•Management identified an error in the valuation of consideration received associated with an on-premise software sold and delivered to a customer in the quarter ended September 30, 2025, in exchange for a non-monetary asset. The error resulted in an approximate $2.2 million overstatement of revenue or approximately 8% and 3% of revenue (as previously reported) during the three and nine months periods ended September 30, 2025, respectively, and a corresponding overstatement of prepaid expenses and other current assets and long-term other assets;
•Management identified errors that resulted in an approximate $0.2 million and $0.9 million overstatement of revenue in the three and nine month period ended September 30, 2025 or approximately 1% of revenue (as previously reported) in each period, and a corresponding $0.1 million and $0.7 million approximate overstatement of royalties expense, or approximately 1% and 3% of cost of revenue (exclusive of depreciation and amortization) (as previously reported) for the three and nine month period ended September 30, 2025, respectively, related to recognizing revenue for a transaction prior to meeting step 1 under ASC 606, Revenue from Contracts with Customers and clerical billing errors. The foregoing errors also resulted in a $0.9 million corresponding overstatement of accounts receivable as of September 30, 2025 or approximately 3% of accounts receivable (as previously reported) and a $0.7 million overstatement of royalties payable which are classified within accrued expenses and other current liabilities, which represented 2% of accrued expenses and other current liabilities (as previously reported) as of September 30, 2025;
•Management identified an error that resulted in an approximate $0.4 million overstatement of cost of revenue (exclusive of depreciation and amortization) in the nine months period ended September 30, 2025 and a corresponding overstatement of accrued expenses and other current liabilities, which represented 2% of cost of revenue (exclusive of depreciation and amortization) (as previously reported) and 1% of accrued expenses and other current liabilities (as previously reported);
•Management identified an error that resulted in an equal overstatement of revenue and cost of revenue (exclusive of depreciation and amortization) in the amounts of approximately $0.1 million and approximately $0.2 million, or less than 1% of revenue and cost of revenue (exclusive of depreciation and amortization) (as previously reported) during the three and nine month periods ended September 30, 2025, respectively. The foregoing error was the result of a misclassification of revenue and costs in transactions in which the Company acted as an agent under ASC 606, Revenue from Contracts with Customers; and
•Management identified an error that resulted in an understatement of $1.0 million or approximately 2% of goodwill (as previously reported), understatement of $0.5 million or 1% of intangible assets, net (as previously reported), and overstatement of $1.5 million or 246% of accumulated other comprehensive income (loss) (as previously reported) as of September 30, 2025. The foregoing error resulted in an overstatement of $0.4 million and an understatement of $1.5 million of foreign currency translation adjustment, net of income taxes in the three and nine month period ended September 30, 2025, respectively.

The impact of the errors described above on the unaudited condensed consolidated balance sheet as of September 30, 2025, is as follows:

	As of September 30, 2025
(in thousands)	As Previously Reported	Adjustment	As Restated
Accounts receivable, net	35,165	(909)	34,256
Prepaid expenses and other current assets	13,311	(140)	13,171
Total current assets	84,709	(1,049)	83,660
Intangible assets, net	42,328	521	42,849
Goodwill	53,110	1,009	54,119
Other assets	9,836	(2,097)	7,739
Total assets	200,221	(1,616)	198,605
Accrued expenses and other current liabilities	31,671	(1,093)	30,578
Total current liabilities	64,656	(1,093)	63,563
Total liabilities	184,203	(1,093)	183,110
Accumulated other comprehensive income (loss)	(622)	1,530	908
Accumulated deficit	(540,833)	(2,053)	(542,886)
Total stockholders' equity	16,018	(523)	15,495
Total liabilities and stockholders' equity	200,221	(1,616)	198,605

The impact of the errors described above on the unaudited condensed consolidated statement of operations and comprehensive loss for the three and nine months ended September 30, 2025, is as follows:

	For the Three Months Ended September 30, 2025
(in thousands)	As Previously Reported	Adjustment	As Restated
Revenue	29,118	(2,486)	26,632
Cost of revenue (exclusive of depreciation and amortization)	8,567	(127)	8,440
Operating loss	(15,802)	(2,359)	(18,161)
Net loss	(26,880)	(2,359)	(29,239)
Loss per share, basic and diluted	$(0.41)	$(0.04)	$(0.45)
Foreign currency translation adjustment, net of income taxes	244	(428)	(184)
Total comprehensive loss	(26,636)	(2,787)	(29,423)

	For the Nine Months Ended September 30, 2025
(in thousands)	As Previously Reported	Adjustment	As Restated
Revenue	75,594	(3,306)	72,288
Cost of revenue (exclusive of depreciation and amortization)	23,879	(1,253)	22,626
Operating loss	(56,754)	(2,053)	(58,807)
Net loss	(73,553)	(2,053)	(75,606)
Loss per share, basic and diluted	$(1.35)	$(0.04)	$(1.39)
Foreign currency translation adjustment, net of income taxes	(836)	1,530	694
Total comprehensive loss	(74,389)	(523)	(74,912)

The impact of the errors described above on the unaudited condensed consolidated statement of cash flows for the nine months ended September 30, 2025, is as follows:

	For the Nine Months Ended September 30, 2025
(in thousands)	As Previously Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	(73,553)	(2,053)	(75,606)
Non-cash barter revenue	—	(1,054)	(1,054)
Accounts receivable	(4,459)	909	(3,550)
Prepaid expenses and other current assets	(1,321)	1,229	(92)
Other assets	(1,288)	2,097	809
Accrued expenses and other current liabilities	1,565	(1,128)	437
Net cash used in operating activities	(41,163)	—	(41,163)
Effects of exchange rates on cash, cash equivalents, and restricted cash	(973)	(1)	(974)

Any related press releases, stockholder communications, investor presentations or other communications describing relevant portions of the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2025 should no longer be relied upon. The Company intends to restate its prior period unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2025 in an amendment to the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 (the “Q3 2025 Form 10-Q/A”), to be filed as soon as practicable.

In addition, in connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2025, the Company’s management identified immaterial errors within the Company’s unaudited condensed consolidated interim financial statements as of June 30, 2025 and for the quarterly period ended June 30, 2025 (“Q2 2025”). Such immaterial errors will be corrected through revision of the Company’s Q2 2025 unaudited condensed consolidated interim financial statements in the Q3 2025 Form 10-Q/A. The Company’s restated unaudited balance sheet as of September 30, 2025, the unaudited consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2025 and the unaudited cash flow statement for nine months ended September 30, 2025 will include the impact of immaterial error corrections related to Q2 2025.

The Company’s management had previously concluded and disclosed that the Company’s disclosure controls and procedures were not effective at September 30, 2025 due to the existence of material weaknesses in internal control over financial reporting. In connection with the restatement discussed above, the Company also identified a material weakness in its internal control over financial reporting relating to revenue recognition, specifically as it relates to the determination of the appropriate accounting for non-routine revenue transactions. This material weakness aggregates with the Company’s previously disclosed material weaknesses. Due to the material weaknesses, the Company has concluded that its disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2025.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm.

Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements. These forward-looking statements speak only as of the date hereof, and are based on the management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include the process of preparing the revised financial statements as of and for the three and six months ended June 30, 2025 or the restated financial statements as of and for the three and nine months ended September 30, 2025, or other subsequent events that would require the Company to make additional adjustments to its previously issued financial statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITONE, INC.

By:	/s/ MICHAEL L. ZEMETRA
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
Date: April 14, 2026